Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 29, 2020 (except Note 1, as to which the date is November 27, 2020), with respect to the consolidated financial statements of CureVac AG, included in the Registration Statement (Form F-1) and related Prospectus of CureVac N.V. for the registration of its common shares.

/s/ Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Stuttgart, Germany

January 25, 2021